UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012 (February 1, 2012)

NEOGENIX ONCOLOGY, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15010 Broschart Road, Suite 270	20850
Rockville, Maryland	(Zip Code)
(Address of Principal Executive Offices)

(301) 917-6880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers

On February 2, 2012, each of Stanley Archibald and Myron Arlen resigned from the Board of Directors (the “Board”) of Neogenix Oncology, Inc. (the “Company”). Neither Mr. Archibald’s or Dr. Arlen’s resignation arose from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, Myron Arlen’s employment with the Company was terminated effective as of February 1, 2012, pursuant to a Separation and General Release Agreement (the “Separation Agreement”). The Company and Dr. Arlen also entered into a Consulting Agreement, effective as of February 1, 2012 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Myron Arlen will provide consulting services to the Company for an initial term of three months in exchange for consideration of $12,500.00 per month.

The foregoing descriptions of the Separation Agreement, the Consulting Agreement and the terms thereof are qualified in their entireties to the full text of the Separation Agreement and the Consulting Agreement, each of which is filed as an exhibit hereto and incorporated herein by reference.

Item 8.01. Other Events.

On February 6, 2012, the Company issued a letter to its shareholders from Philip M. Arlen, M.D., President and Chief Executive Officer of the Company, and made available to the public, regarding, among other things, the matters disclosed in the Form 12b-25 filed by the Company on November 15, 2011. A copy of the letter is furnished as Exhibit 99.1 to this Form 8-K.

Item 901. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Separation and General Release Agreement with Myron Arlen, effective as of February 1, 2012

Exhibit 10.2 Consulting Agreement with Myron Arlen, effective as of February 1, 2012

Exhibit 99.1 Letter to Shareholders, dated February 6, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Neogenix Oncology, Inc.

By:	/s/ Philip Arlen
Dr. Philip Arlen Chief Executive Officer

Date: February 6, 2012

 EXHIBIT INDEX

Exhibit 10.1 Separation and General Release Agreement with Myron Arlen, effective as of February 1, 2012

Exhibit 10.2 Consulting Agreement with Myron Arlen, effective as of February 1, 2012

Exhibit 99.1 Letter to Shareholders, dated February 6, 2012

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